                         [ARTHUR ANDERSEN LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statement on Form S-8 filed by NEXTLINK Communications, Inc. (the "Company") of our report dated March 12, 1998 included in the Company's Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in the registration statement.


/s/ Arthur Andersen LLP

Seattle, Washington
June 16, 1998